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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PALL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pall Corporation 2200 Northern Boulevard East Hills, NY 11548

October 13, 2006

Dear Shareholder:

On behalf of the Board of Directors and management, it is my pleasure to invite you to attend the 2006 Annual Meeting of Shareholders of Pall Corporation on Wednesday, November 15, 2006 at 11:00 a.m., at The Garden City Hotel, Garden City, New York.

Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of our business and an opportunity for questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting in accordance with your wishes. To ensure that, please either vote your shares through the internet, by telephone or by completing, signing and returning your proxy in the enclosed envelope as soon as possible.

On behalf of your Board of Directors, management and our employees, I thank you for your continued support and interest in Pall Corporation.

Very truly yours,

Eric Krasnoff Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF PALL CORPORATION

Date:	Wednesday, November 15, 2006
Time:	11:00 a.m. Eastern Time
Place:	The Garden City Hotel 45 Seventh Street Garden City, New York 11530
Purpose:	(1) Elect four directors for a three-year term and one director for a two-year term;
(2) Consider and vote upon a shareholder proposal to declassify the board of directors;
(3) Ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for fiscal year 2007; and
(4) Conduct other business if properly raised.
Record Date:	September 26, 2006—Owners of Common Stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.
Voting by Proxy:
Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank, or other nominee.
Meeting Admission:
Either an admission ticket or proof of ownership of Pall Corporation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the annual meeting. (See Annual Meeting Admission section in the proxy statement.)
Mary Ann Bartlett Senior Vice President, Corporate Secretary and General Counsel
October 13, 2006

o	SUMMARY COMPENSATION TABLE	21
o	OPTIONS	24
o	CONTRACTS WITH NAMED EXECUTIVE OFFICERS	25
o	PENSION BENEFITS	27
o	BENEFITS PROTECTION TRUST	27
o	INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS UNDER STOCK OPTION PLANS	28
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION IN FISCAL YEAR 2006		29
o	BASE SALARIES	29
o	ANNUAL INCENTIVE BONUSES	30
o	STOCK-BASED COMPENSATION	34
o	THE MANAGEMENT STOCK PURCHASE PLAN	36
o	THE 2005 STOCK COMPENSATION PLAN	37
o	COMMON STOCK OWNERSHIP GUIDELINES	40
o	SUPPLEMENTARY PROFIT-SHARING AND PENSION PLANS	41
o	DISCUSSION OF FISCAL 2006 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER	42
o	$1,000,000 LIMIT ON DEDUCTIBLE COMPENSATION	43
o	SUMMARY	43
PERFORMANCE GRAPH		44
ANNUAL MEETING ADMISSION		45
ANNUAL REPORTS AND OTHER MATERIALS		45
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS		46
o	REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE COMPANY'S MATERIALS.	46
o	REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING.	46
PALL CORPORATION DIRECTOR INDEPENDENCE STANDARDS		A-1
DIRECTIONS TO ANNUAL SHAREHOLDERS' MEETING		A-2

PALL CORPORATION
2200 Northern Boulevard
East Hills, New York 11548

PROXY STATEMENT

        The enclosed proxy card is solicited by the board of directors of Pall Corporation, a New York corporation (the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, November 15, 2006, at 11:00 a.m., local time, at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments thereof (the "meeting"). A map and directions to The Garden City Hotel are printed on the back cover of this proxy statement.

        The proxy materials will be first sent to shareholders on October 13, 2006. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Georgeson Inc., which has been retained for this purpose by the Company and will be paid a fee for its services not to exceed $10,000 plus reasonable out-of-pocket expenses estimated at $5,000.

VOTING

        Whether or not you plan to attend the meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to grant your proxy and vote. Telephone and internet voting instructions are provided on the proxy card.

        If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee's voting processes.

        The shares represented by your properly completed proxy card will be voted in accordance with your instructions. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted FOR the election as directors of the five nominees proposed in Proposal 1 and FOR Proposal 2 and Proposal 3. Directors will be elected by a plurality of the votes properly cast by shareholders represented and entitled to vote at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting is necessary for approval of Proposal 2 and Proposal 3. Abstentions will have the effect of a vote against Proposal 2 and Proposal 3.

        Under New York Stock Exchange rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who have not furnished voting instructions. These are called "discretionary" items. In contrast, brokerage firms may not vote on certain other matters for which they have not received voting instructions from their clients. These are called "non-discretionary" items, and a lack of voting instructions for "non-discretionary" items results in so-called "broker non-votes." The proposals to elect directors and to ratify the appointment of independent auditors, and the shareholder's proposal to declassify the board of directors (because it is uncontested), are each considered a "discretionary" item.

        The board of directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

        Shareholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the corporate secretary of the Company in writing at the Company's address given above, (2) by executing a new proxy card bearing a later date or by voting by telephone or the internet on a later date, provided the new proxy is received by Computershare Trust Company, N.A. (which will have representatives present at the meeting) before the vote, (3) by attending the meeting and voting in person, or (4) by any other method available to shareholders by law.

        The close of business on September 26, 2006 has been fixed as the record date of the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share ("Common Stock"). There were 122,234,443 shares of Common Stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote
FOR the election of all the below nominees

        At the date of this proxy statement, the board of directors of the Company consists of twelve members, ten of whom are non-employee directors. The board is divided into three classes, each with three-year terms. The terms of the classes are staggered so that one-third of the directors, or as near to one-third as possible, is elected at each annual meeting of the Company's shareholders. At the meeting, four directors are to be elected for a three-year term and one director for a two-year term. The nominating/governance committee of the board of directors has nominated Daniel J. Carroll, Jr., Eric Krasnoff, Dennis N. Longstreet and Edward L. Snyder for three-year terms and James D. Watson for a two-year term.

        Dennis N. Longstreet was appointed to the board of directors in July 2006 upon recommendation of the nominating/governance committee. Mr. Longstreet was brought to the attention of the nominating/governance committee as a candidate by a third-party search firm retained by the committee to assist it in identifying and evaluating possible nominees for director. In the case of Dr. James D. Watson, the board of directors has waived the corporate governance policy concerning a director's eligibility to be renominated for election to the board after reaching age 75.

        Directors will be elected by a plurality of the votes properly cast by shareholders represented and entitled to vote at the meeting. All nominees are expected to serve if elected, and each of them has consented to being named in the proxy statement and to serve if elected. All nominees are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of proxy shall have the right to vote according to their judgment for another person instead of the unavailable nominee.

Information Regarding Directors and Nominees

        Set forth below is information with respect to the nominees and each other present director of the Company continuing in office after the meeting.

Nominees for Election to the Board of Directors for a
Three-Year Term Expiring at the 2009 Annual Meeting of Shareholders

        Daniel J. Carroll, Jr., age 61, has been since September 1, 2005, the chief executive officer of Telcordia Technologies, Piscataway, New Jersey, a global provider of telecommunications network software and services for internet protocol, wireline, wireless and cable customers. Mr. Carroll held a number of executive positions with AT&T Corp. until its spin-off of Lucent Technologies Inc. He retired from his employment as an officer of Lucent in 2000. He has been a director of the Company since 1999.

        Eric Krasnoff, age 54, has been chairman and chief executive officer of the Company since July 1994. He has also been a director of the Company since 1994. He serves on the board of three not-for-profit organizations.

        Dennis N. Longstreet, age 60, was from 1998 until his retirement in late 2005 company group chairman of Johnson & Johnson Medical Devices, culminating a 36-year career in operational and sales management roles with Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostic markets. He is the outgoing chairman of the AdvaMed Industry Foundation and serves on the board of trustees and the board of governors of other not-for-profit organizations. He has been a director of the Company since 2006.

        Edward L. Snyder, age 60, is professor of laboratory medicine and vice chairman/associate chair for clinical affairs of the Department of Laboratory Medicine at Yale University School of Medicine. He is also director of Blood Bank/Apheresis Service and assistant chief/associate chair for clinical affairs at the Department of Laboratory Medicine at Yale-New Haven Hospital. Dr. Snyder has appointed consultant status with the Food and Drug Administration Medical Devices Advisory Committee—Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks. He is the vice-chairman of the volunteer board of directors, National Marrow Donor Program. Dr. Snyder has been a director of the Company since 2000.

Nominee for Election to the Board of Directors for a
Two-Year Term Expiring at the 2008 Annual Meeting of Shareholders

        James D. Watson, age 78, has been chancellor and a member of the board of trustees of Cold Spring Harbor Laboratory, a biomedical research institution specializing in genetics, since November 2003. Previously he had been, for more than five years, president of Cold Spring Harbor Laboratory. Dr. Watson and a colleague won the Nobel Prize in medicine in 1962 for determining that the molecular structure of DNA is a double-helix. He was a prime mover in the establishment of the federal government's human genome project and headed that project for a number of years from its inception. Dr. Watson has been a director of the Company since 1988.

Members of the Board of Directors Continuing in Office for a
Term Expiring at the 2007 Annual Meeting of Shareholders

        John H. F. Haskell, Jr., age 74, was for more than the past five years, until his retirement on March 31, 2004, an investment banker and advisor with the investment banking firm of UBS Securities LLC, New York, New York, and its predecessors. From March 31, 2004 until May 31, 2005, he was a non-employee advisor for UBS. Mr. Haskell is co-chair of the board of the French Institute Alliance Française and serves as a board director of other not-for-profit organizations. Mr. Haskell has been a director of the Company since 1998.

        Katharine L. Plourde, age 54, was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time, she has engaged in private investing and serving on the boards of directors of several not-for-profit organizations. Since February 2002, she has also served on the board of directors of OM Group Inc. Ms. Plourde has been a director of the Company since 1995.

        Heywood Shelley, age 79, has been a practicing attorney with the firm of Carter Ledyard & Milburn LLP, New York, New York since 1951. This firm has in the past acted and may in the future act as legal counsel to the Company in some matters. Mr. Shelley has been a director of the Company since 1990.

        Edward Travaglianti, age 58, has been since February 2004 the president of Commerce Bank, Long Island, which is part of Commerce Bancorp. Mr. Travaglianti was president of Commercial Markets at Citibank, N.A. from July 2001, when Citibank acquired European American Bank (EAB), until his retirement in October 2002. Prior to that acquisition, Mr. Travaglianti was, from July 1995, chairman and chief executive officer of EAB. Mr. Travaglianti chairs and serves as a director of several not-for-profit organizations. He has been a director of the Company since 2001.

Members of the Board of Directors Continuing in Office for a
Term Expiring at the 2008 Annual Meeting of Shareholders

        Ulric S. Haynes, Jr., age 75, was the U.S. Ambassador to Algeria from 1977 to 1981. He was executive dean for university international relations at Hofstra University, Hempstead, New York, from September 1996 until his retirement in 2003. Prior to September 1996, Mr. Haynes was dean of the Business School at Hofstra University. He serves as a director of the Council of American Ambassadors. He has been a director of the Company since 1994.

        Edwin W. Martin, Jr., age 75, was associate and deputy U.S. commissioner of education from 1969 to 1979 and assistant secretary of education from 1979 to 1981. Dr. Martin was president and chief executive officer of the National Center for Disability Services until November 1994 and since then has been president-emeritus and a trustee. Dr. Martin is a member of the Roslyn Bank Divisional Advisory Board to the New York Community Bank. He has been a director of the Company since 1993.

        Marcus Wilson, age 51, has been president of the Company since August 2003, and from November 1, 2004 until January 20, 2006, he was chief financial officer of the Company. In 1998, Mr. Wilson became managing director in charge of the Company's Pall Europe subsidiary and a group vice president of the Company, and from July 2001 until August 2003, he was an executive vice president of the Company. Mr. Wilson has been a director of the Company since 2003.

Compensation of Directors

        Directors who are not employees of the Company are paid (i) $2,000 a month; (ii) $2,500 for each meeting of the board and board committees personally attended; (iii) $2,500 for telephone participation in one regularly scheduled board of directors meeting per year; (iv) $2,500 for telephone participation in one regularly scheduled committee meeting per year; and (v) $1,000 for participation in each meeting of the board or a board committee held by telephone conference call. Each member of the audit committee is paid an additional $500 a month, and Mr. Shelley is paid an additional $750 a month for his service on the executive committee. The presiding independent director receives an annual retainer of $10,000. The chairpersons of the audit, compensation and nominating/governance committee each receive an additional annual retainer of $5,000. Directors who are Company employees receive no compensation for serving as directors or as members of board committees.

        On September 17, 2004 the board of directors approved a new long-term incentive compensation program for non-management directors. This program was approved as part of the 2005 Employee Stock Compensation Plan at the November 2004 annual meeting of shareholders, amended by the board of directors on July 19, 2005, and further amended on January 19, 2006.

        Under this program, on January 5th of each year, each director who is not an employee of the Company receives (i) an option to purchase 3,000 shares, at the fair market value of the common stock on the grant date, becoming exercisable in four equal installments on each of the first four anniversaries of the grant date and expiring on the seventh anniversary, and (ii) 1,750 restricted stock units ("Annual Award Units") which are converted into 1,750 shares of common stock promptly following the date on which the director leaves the board (for any reason except removal for cause). On each date on which dividends are paid to shareholders, the account of each non-employee director is credited with "dividend equivalent units" covering the number of shares which could be purchased at the market price with the cash dividend amount per share being paid to shareholders multiplied by the number of Annual Award Units in his or her account on that date. A new director, on the date on which he or she is elected at an annual meeting of shareholders for the first time, receives 1,000 restricted stock units and is granted an option on 3,000 shares, in addition to and on the same terms as the 3,000-share option and 1,750 restricted stock units which are granted to each non-employee director on each subsequent granting date.

        On January 5, 2006 directors Carroll, Haskell, Haynes, Martin, Plourde, Shelley, Travaglianti and Watson were each granted an option to purchase 3,000 shares of common stock, or 24,000 shares in the aggregate, and were each granted 1,000 Annual Award Units, or 8,000 Annual Award Units in the aggregate. On January 19, 2006, these same directors were each granted 750 Annual Award Units, or 6,000 Annual Award Units in the aggregate. Dr. Snyder elected not to receive any stock options or Annual Award Units on January 5, 2006 and again on January 19, 2006 (see footnote (g) to the table under Beneficial Ownership of Common Stock and Restricted Stock Units below).

        The Company and its officers and directors are insured under five insurance policies with respect to liabilities arising from their service as officers and directors. These five policies are written by Vigilant Insurance Company, National Union Insurance Company of Pittsburgh, Pennsylvania, Twin City Fire Insurance Company, Axis Specialty Insurance Company and Federal Insurance Company, all effective August 1, 2006. The Company pays the annual premium for each of these policies, which total $1,001,980 for fiscal year 2007.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Corporate Governance Policy

        The board of directors has adopted a corporate governance policy that provides the framework for the governance of the Company. The governance rules for companies listed on the New York Stock Exchange and those contained in the Sarbanes-Oxley Act of 2002 and related regulations are reflected in the policy. The board reviews these principles and other aspects of governance periodically.

Meetings of the Board

        The board of directors had seven regularly scheduled meetings during fiscal year 2006. The Company's non-employee directors meet at regularly scheduled executive sessions, without any employee directors or members of management present. The Company's independent directors also meet at regularly scheduled sessions, without the participation of directors who do not qualify as independent directors. During fiscal year 2006, the non-employee directors had one meeting and the independent directors had one meeting. Currently, Daniel J. Carroll, Jr., the presiding independent director, is the chairperson for all meetings of the non-employee and independent directors.

        Each director has full access to the Company's management.

        Directors are expected to attend all meetings of the board and each committee on which they serve. In fiscal year 2006, the board of directors held seven meetings and committees of the board of directors held a total of sixteen meetings. For all directors except Abraham Appel, no director attended less than 95% percent of the total number of meetings of the board and committees of the board on which they served during the period or periods that he or she served. Mr. Appel attended 78% of the total number of meetings of the board and committees of the board on which he served from August 1, 2005 to November 16, 2005, when he retired from the board. Although the Company does not have a formal policy with respect to director attendance at annual meetings of shareholders, all directors are expected to attend, and all of the Company's directors then in office attended the Company's 2005 annual meeting of shareholders.

Communication with the Board

        Shareholders may initiate in writing any communication with the board of directors or any individual director and send it to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. This centralized process assists the board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The corporate secretary will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, the corporate secretary will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature.

Director Independence

        The Company's corporate governance policy provides for director independence standards consistent with those of the New York Stock Exchange. These standards require the board to affirmatively determine that each director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as a director. The board has adopted the standards set out in Appendix A hereto for its evaluation of the materiality of director relationships with the Company. The board has determined that the following directors are "independent" as required by the New York Stock Exchange listing standards and the Company's corporate governance policy: Daniel J. Carroll, Jr., John H. F. Haskell, Jr., Ulric S. Haynes, Jr., Dennis N. Longstreet, Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder, Edward Travaglianti and James D. Watson.

        All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors as defined in the New York Stock Exchange listing standards and in the standards in the Company's corporate governance policy.

Codes of Conduct

        The Company has codes of conduct that apply to every employee and to its directors. These codes are designed to ensure that the Company's business is conducted in a consistently legal and ethical manner. The employee codes pertaining to ethics and compliance matters include policies on employment, conflicts of interest and the protection of confidential information, and require strict adherence to all laws and regulations applicable to the conduct of our business. The directors' code of business conduct and ethics includes policies on conflicts of interest, corporate opportunities and insider trading. The Company will disclose any waivers of the directors' code of conduct relating to its directors on its website at www.pall.com in accordance with applicable law and the requirements of the New York Stock Exchange corporate governance standards. Lastly, the financial code of ethics specifically addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

Board Committees

        The board of directors has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. The board has adopted a written charter for each of these committees.

        Each committee conducts an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations. Under the Company's corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

        The following table shows the current members (indicated by an "X" or "Chair") of each of the board committees and the number of committee meetings held and number of actions taken by unanimous written consents during fiscal year 2006:

	Audit	Compensation	Executive	Nominating/ Governance
Daniel J. Carroll, Jr.*(1)	X	Chair	—	—
John H.F. Haskell, Jr.*	X	—	—	—
Ulric S. Haynes, Jr.*	—	X	—	X
Eric Krasnoff	—	—	Chair	—
Dennis N. Longstreet*	—	—	—	X
Edwin W. Martin, Jr.*	—	X	—	X
Katharine L. Plourde*	X	—	—	Chair
Heywood Shelley	—	—	X	—
Edward L. Snyder*	—	X	—	X
Edward Travaglianti*	Chair	—	—	—
James D. Watson*	—	—	—	—
Marcus Wilson	—	—	X	—
Number of meetings	9	4	0	3
Number of consents	0	6	28	0

*	independent director
(1)	presiding independent director since July 2003
Chair	chairperson

  The Audit Committee

        The audit committee assists the board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company's internal audit function, the annual independent audit of the Company's financial statements, the performance, qualifications and independence of its independent registered public accounting firm, and the Company's compliance and ethics program.

        Each member of the audit committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934 and the Company's corporate governance policy. The board of directors has determined that each member of the audit committee is an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission.

  The Compensation Committee

        The compensation committee has overall responsibility for evaluating and approving the Company's elected officer compensation plans, policies and programs. Each member of the compensation committee meets the independence requirements of the New York Stock Exchange and the Company's corporate governance policy.

  The Executive Committee

        The executive committee has the authority to act on most board matters during the intervals between meetings of the full board, except those matters which are reserved for the board of directors by the New York Business Corporation Law.

  The Nominating/Governance Committee

        The nominating/governance committee develops policy on the size and composition of the board of directors, criteria for director nomination, and procedures for the nomination process. The committee identifies and recommends candidates for election to the board. The committee reviews and makes recommendations to the board and/or management with respect to corporate governance issues, and management succession plans. Each member of the nominating/governance committee meets the independence requirements of the New York Stock Exchange and the Company's corporate governance policy.

Nomination Process

        The nominating/governance committee will consider shareholder recommendations for director nominees. A shareholder desiring the committee to consider his or her director nominee should deliver a written submission to the nominating/governance committee in care of the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. Such submission must include (1) the name of such nominee, (2) the nominee's written consent to serve if elected, (3) documentation demonstrating that the nominating shareholder is a shareholder of the Company, (4) any information relating to the nominee and his or her affiliates which would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission, (5) a description of the qualifications of the nominee which, in the view of the nominee or the nominating shareholder, would make the nominee a suitable director of the Company, and (6) a description of the nominee's reasons for seeking election to the Company's board of directors, which description must include any plans or proposals which the nominee or nominating shareholder may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Securities Exchange Act of 1934. Such submission should include an undertaking to submit to the corporate secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation.

        Shareholder submissions for director nominees at the 2007 annual meeting of shareholders must be received by the corporate secretary by June 15, 2007. Nominee recommendations that are made by shareholders in accordance with these procedures will receive the same consideration as recommendations initiated by the nominating/governance committee.

        In its assessment of each potential nominee, the nominating/governance committee will review (1) the nominee's judgment, experience, independence and understanding of the Company's business, (2) the range of talent and experience already represented on the board, and (3) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Diversity of race, ethnicity and gender among the directors is a factor in evaluating nominees for board membership. The nominating/governance committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company director.

PROPOSAL 2—DECLASSIFY THE ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that shareholders vote FOR Proposal 2 to provide for the annual election of directors

        One shareholder has notified the Company that its representative intends to propose the following resolution at the annual meeting. The Company will promptly provide the name and address of the shareholder and the number of shares owned upon written request directed to the corporate secretary:

RESOLVED:    That the shareholders request that the board of directors promptly take all steps necessary to declassify the election of directors by insuring that in future board elections directors are elected annually and not by classes as is now provided. This declassification shall be phased in so that it does not effect the unexpired terms of directors previously elected.

SHAREHOLDER'S SUPPORTING STATEMENT

        This resolution requests that the board end the present staggered board system that presently provides that one-third of directors are elected each year and instead, ensure that all directors are elected annually. We believe shareholders should have the opportunity to vote on the performance of the entire board each year.

        Increasingly, institutional investors are calling for the end of a classified system, believing it makes a board less accountable to shareholders when directors do not stand for annual election. The Council of Institutional Investors and Institutional Shareholder Services, are among those that have supported resolutions calling for the annual election of directors.

        Numerous companies have demonstrated leadership in corporate governance by changing away from staggered boards. These include Pfizer, Bristol-Myers Squibb,

Dow Jones, Bellsouth, Coca-Cola and Dell, Inc. Numerous other boards are now similarly sponsoring resolutions to declassify the board.

        We strongly believe that our Company's financial performance is linked to its corporate governance policies and procedures and the level of board and management accountability they establish. We also believe the compensation, nominating, and audit committees, as well as the full board need to be fully and annually accountable to shareowners—another key reason for annually electing directors.

        We do not believe this reform would affect the continuity of director service since our directors, like those at an overwhelming majority of companies, are routinely elected with strong shareholder approval.

THE COMPANY'S STATEMENT AND RECOMMENDATION

        The nominating/governance committee and the board have considered the merits of annually elected and staggered boards, taking a variety of perspectives into account. The board believes that its classified board has helped assure continuity and stability of the Company's business strategies and policies and has reinforced a commitment to a long-term point of view rather than encouraging excessive focus on short-term goals. Although these are important benefits, the board acknowledges that there are growing sentiments among our shareholders and in the investment community in favor of annual elections and believes that the board would be equally effective in protecting shareholder interests under an annual election system. As a result the nominating/governance committee and the board of directors have considered the matter and have decided to recommend to shareholders the approval of this proposal.

        The Company's by-laws provide for the classification of the board of directors into three classes, with each class being elected every three years, and contain provisions relating to such classification concerning the filling of director vacancies and the removal of directors. If this proposal is approved, the board, upon the recommendation of the nominating/governance committee, will make the appropriate amendments to the by-laws to implement the declassification of the board in a manner that does not affect the unexpired terms of directors previously elected, including directors elected at the 2006 annual meeting of shareholders.

PROPOSAL 3—RATIFY THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2007

The Board of Directors unanimously recommends a vote
FOR the ratification of KPMG LLP as the Company's
independent registered public accounting firm for 2007

        The audit committee has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2007 and has directed that management submit the selection of independent registered public accounting firm to shareholders for ratification at the annual meeting. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Shareholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's by-laws or otherwise. However, the Company is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

        The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for its 2005 and 2006 fiscal years, and fees billed or expected to be billed for other services rendered to the Company by KPMG LLP:

	Fiscal
	2005	2006
Audit fees(1)	$6,639,000	$6,670,000
Audit-related fees(2)	162,000	170,000
Tax fees(3)	1,153,000	1,000,000
All other fees	—	—

Total	$7,954,000	$7,840,000

(1)
Audit fees include fees for the audit of management's assessment of the effectiveness of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in the Company's quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent registered public accounting firm in connection with a statutory audit. The amount shown as audit fees for 2006 includes $349,800 billed in 2006 relating to the 2005 audit and the amount shown as audit fees for 2005 includes $287,500 billed in 2005 relating to the 2004 audit.

(2)
Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans that are not included in audit fees above.

(3)
Tax fees consisted of fees for tax compliance and related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

        The audit committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by KPMG LLP, the Company's independent registered public accounting firm. Under the policy, each engagement to provide audit or non-audit services must be documented in writing and the scope and terms of the engagement, including any fees payable, are subject to pre-approval by the audit committee. Services are generally subject to budgets, and fee overages in excess of U.S. $5,000 require specific audit committee approval.

        For purposes of the policy, services are categorized as either "recurring" or "non-recurring." Recurring services are reviewed periodically by the audit committee at regularly scheduled meetings and include services such as the annual audit of the Company's financial statements, statutory audits for certain subsidiaries and services relating to the Company's tax returns. Non-recurring non-audit services must be pre-approved on a case-by-case basis. Non-recurring services for which fees are expected to be less than $100,000 may be pre-approved by the chairperson of the audit committee and must be ratified by the full audit committee at its next regularly scheduled meeting. Services for which fees are expected to be at least $100,000 must be pre-approved by the full audit committee.

        The Company's chief financial officer is responsible for confirming that individual proposals for audit and non-audit services comply with the Company's policy.

Audit Committee Report

        Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles, and the Company's internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company's independent registered public accounting firm, is responsible for auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and auditing management's assessment of the effectiveness of internal control over financial reporting.

        In the performance of its duties for fiscal year 2006, the audit committee: (1) reviewed and discussed the audited consolidated financial statements with management and the independent auditors; (2) discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communications with Audit Committees), as modified or supplemented, and the Public Company Accounting Oversight Board's Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting performed in conjunction with an audit of Financial Statements); and (3) received the letter from KPMG LLP required by

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG LLP the firm's independence. The audit committee considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining KPMG LLP's independence.

        Based on these reviews, discussions and activities, the audit committee recommended to the board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2006, to be filed with the Securities and Exchange Commission.

        This report by the audit committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

        The undersigned, being all the members of the audit committee, submit this report to the Company's shareholders.

Audit Committee Daniel J. Carroll, Jr. John H. F. Haskell, Jr. Katharine L. Plourde Edward Travaglianti (Chair)
October 13, 2006

BENEFICIAL OWNERSHIP OF COMMON STOCK
AND RESTRICTED STOCK UNITS

        The following table sets forth information as of September 26, 2006 (the record date for the meeting) with respect to the beneficial ownership of Common Stock, and restricted stock units acquired under the Management Stock Purchase Plan (the "Management Plan") and the 2005 Stock Compensation Plan (the "Stock Plan"), by (a) each shareholder who, to the Company's knowledge, is the beneficial owner of more than 5% of the outstanding common shares, (b) each director of the Company, (c) each Named Executive Officer included in the Summary Compensation Table below, and (d) all directors and executive officers of the Company as a group as of the record date. The percentages in the third column are based on the 122,234,443 shares outstanding on the record date. In each case, (1) except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power, and (2) the restricted stock units shown in the fourth column are owned directly by the individuals or members of the group named in the first column, but cannot be voted or disposed of by them. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or officer for any other purpose.

	Common shares
Name of beneficial owner	No. of shares*		Percent of class**	Restricted stock units***
CAM North America, LLC Salomon Brothers Asset Management Inc. Smith Barney Fund Management LLC TIMCO Asset Management Inc. 399 Park Avenue New York, NY 10022	12,472,898	(a)	10.2%	—
PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, California 91101	9,621,300	(b)	7.9%	—
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	7,708,890	(c)	6.3%	—
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	6,606,305	(d)	5.4%	—

Daniel J. Carroll, Jr.	18,000		—	2,796
Andrew Denver	9,625		—	45,978
John H.F. Haskell, Jr.	19,000		—	2,796
Ulric S. Haynes, Jr.	12,000		—	2,796
Eric Krasnoff	485,988	(e)	0.4%	158,104
Dennis Longstreet	—		—	—
Edwin W. Martin, Jr.	9,320		—	2,796
Lisa McDermott	4,450		—	16,676
Roberto Perez	14,375		—	39,863
Katharine L. Plourde	13,000		—	2,796
Heywood Shelley	22,000	(f)	—	2,796
Edward L. Snyder	—	(g)	—	—
Donald Stevens	120,773		—	78,960
Edward Travaglianti	25,800		—	2,796
James D. Watson	62,000		—	2,796
Marcus Wilson	129,028		—	71,606
17 directors and executive officers of the Company as a group	954,159		0.8%	449,357

*
Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days, as follows: Mr. Carroll—12,000 shares; Mr. Denver—9,625 shares; Mr. Haskell—12,000 shares; Mr. Haynes—12,000 shares; Mr. Krasnoff—401,750 shares; Dr. Martin—4,500 shares; Ms. McDermott—4,450 shares; Mr. Perez—14,375 shares; Ms. Plourde—12,000 shares; Mr. Shelley—12,000 shares; Mr. Stevens—92,698 shares; Mr. Travaglianti—16,500 shares; Dr. Watson—12,000 shares; Mr. Wilson—128,125 shares; and the 17 current directors and executive officers of the Company as a group—752,823 shares.

**
Percentages are shown only for shareholders owning at least one-tenth of one percent of the class.

***
With respect to employees, each restricted unit is convertible, when it vests, into one share of Common Stock unless the holder elects to defer conversion, as permitted by the Management Plan and the Stock Plan. With respect to each non-employee director, each restricted unit is convertible into one share of

  Common Stock upon the director's termination of board membership for any reason other than removal for cause.

(a)
In an amended Schedule 13G filed with the Commission on February 14, 2006, CAM North America, LLC ("CAM North America"), Salomon Brothers Asset Management Inc. ("Salomon Brothers"), Smith Barney Fund Management LLC ("Smith Barney") and TIMCO Asset Management Inc. ("TIMCO"), filing as a group (the "CAM Group") in accordance with Rule 13d-1(b)(1)(ii)(J) of the Exchange Act pursuant to a joint filing agreement, reported beneficial ownership of such 12,472,898 shares. The CAM Group, as a group, reported shared power to vote or direct the voting of 10,587,158 shares and shared power to dispose or to direct the disposition of 12,472,898 shares. CAM North America reported shared power to vote or direct the voting of 7,067,011 shares and shared power to dispose or to direct the disposition of 8,952,751 shares. Salomon Brothers reported shared power to vote or direct the voting of 82,137 shares and shared power to dispose or to direct the disposition of 82,137 shares. Smith Barney reported shared power to vote or direct the voting of 3,413,945 shares and shared power to dispose or to direct the disposition of 3,413,945 shares. TIMCO reported shared power to vote or direct the voting of 24,065 shares and shared power to dispose or to direct the disposition of 24,065 shares.

(b)
In an amended Schedule 13G filed with the Commission on February 14, 2006, PRIMECAP Management Company ("PRIMECAP") reported beneficial ownership of such 9,621,300 shares. PRIMECAP reported sole power to vote or direct the voting of 2,365,200 shares and sole power to dispose or to direct the disposition of all 9,621,300 shares.

(c)
In an amended Schedule 13G filed with the Commission on February 28, 2006, T. Rowe Price Associates, Inc. ("T. Rowe Price") reported beneficial ownership of such 7,708,890 shares. T. Rowe Price reported sole power to vote or direct the voting of 1,963,588 shares and sole power to dispose or to direct the disposition of 7,706,890 shares. As part of its amended Schedule 13G filing, T. Rowe Price disclaimed beneficial ownership of the shares referred to in such filing.

(d)
In a Schedule 13G filed with the Commission on February 14, 2006, Lord, Abbett & Co. LLC, ("Lord, Abbett") reported beneficial ownership of such 6,606,305 shares. Lord, Abbett reported sole power to vote or direct the voting of, and sole power to dispose or to direct the disposition of, all 6,606,305 shares.

(e)
Includes 18,966 shares owned by trusts established for the benefit of Mr. Krasnoff's children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff's wife and as to which Mr. Krasnoff disclaims voting or dispositive power.

(f)
Does not include 10,000 shares beneficially owned by a trust of which Mr. Shelley is one of the three trustees. The trustees have sole voting power but no dispositive power with respect to these shares.

(g)
Prior to his initial election as a director, Dr. Snyder advised the board of directors that, because of restrictions on stock ownership related to his clinical research activities, he had determined that he would not own any stock in the Company. Consistent with that decision, Dr. Snyder has elected not to receive any options to which he would otherwise become entitled under the Company's stock option plans for non-employee directors or any Annual Award Units under the Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the rules thereunder of the Securities and Exchange Commission require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and executive officer. Based on such information, we believe that all reports that were required by Section 16(a) of the Exchange Act to be filed by directors and executive officers of the Company during the fiscal year ended July 31, 2006, were filed on time, except that one report for a grant of 12,500 stock options and 500 restricted stock units for Roberto Perez, a group vice president was filed late.

Certain Relationships and Related Party Transactions

        Heywood Shelley, a director of the Company, is counsel to Carter Ledyard & Milburn LLP ("Carter Ledyard"). In fiscal year 2006, the Company paid Carter Ledyard $700,623 in fees for legal services, and a significant part of Mr. Shelley's compensation for fiscal year 2006 was attributable to these fees. The Company may employ Carter Ledyard as legal counsel in the future.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding the Company's equity compensation plans as of July 31, 2006, the end of the Company's most recently completed fiscal year:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,078,375(1)	$21.39	5,423,680(2)
Equity compensation plans not approved by security holders	None	Not applicable	Not applicable

(1)
Consists of 3,794,266 shares of Common Stock issuable upon exercise of outstanding options, and 1,284,109 shares issuable upon conversion of outstanding restricted or deferred units under the Management Stock Purchase Plan and the 2005 Stock Compensation Plan.

(2)
Consists of 4,350,091 shares of Common Stock available for future grants of options and/or restricted stock units under the Management Stock Purchase Plan, the 2005 Stock Compensation Plan and the 2001 Stock Option Plan for Non-Employee Directors, and 1,073,589 shares remaining available for issuance under the Employee Stock Purchase Plan, a plan intended to qualify under section 423 of the Internal Revenue Code (including shares issuable at the end of the currently pending offering period ending October 31, 2006).

COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT

        The following table sets forth information concerning the total compensation of (i) the chief executive officer of the Company, (ii) the four other executive officers who had the highest individual aggregates of salary and bonus (whether paid in cash or restricted stock units) for the Company's fiscal year ended July 31, 2006, and (iii) one additional individual for whom disclosure would have been required but for the fact that he was not an executive officer at July 31, 2006. These six persons are hereinafter referred to collectively as the "Named Executive Officers."

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(a)	Bonus(b)	Other Annual Compensation (c)	Restricted Stock Units (d)	Securities Underlying Options(#)	All Other Compensation (e)
Eric Krasnoff Chairman and Chief Executive Officer	2006 2005 2004	$816,036 795,756 759,980	$865,815 — 639,219	— — —	$773,001 1,967,629 20,876	95,000 95,000 —	$36,140 52,902 47,130
Marcus Wilson President	2006 2005 2004	484,016 471,172 450,008	269,355 56,192 85,160	$76,659 69,846 180,718	486,787 828,367 302,296	30,000 30,000 27,500	16,192 18,489 14,665
Donald Stevens Chief Operating Officer	2006 2005 2004	426,012 445,016 373,048	178,084 — —	— — —	696,462 707,893 470,802	27,000 27,000 25,000	21,378 18,696 16,431
Andrew Denver Senior Vice President (f)	2006 2005 2004	439,447 336,395 432,020	158,201 131,194 —	— — —	19,065 152,121 312,214	— — —	1,184 1,899 1,310
Lisa McDermott Chief Financial Officer and Treasurer (g)	2006	286,532	193,864	—	148,803	18,000	5,273
Roberto Perez Group Vice President	2006 2005 2004	241,477 232,518 129,978	155,041 — 225,030	— — —	484,048 503,702 196,025	39,500 7,500 21,000	16,456 19,065 14,668

(a)
The dollar amounts in this column do not include amounts of salary that the Named Executive Officers elected to receive in the form of restricted stock units under the Management Stock Purchase Plan (the "Management Plan"), as follows: in fiscal 2004, Mr. Stevens—$52,000, Mr. Denver—$74,054, and

  Mr. Perez—$130,022; in fiscal 2005, Mr. Denver—$91,431 and Mr. Perez—$77,506; and in fiscal 2006, Mr. Stevens—$54,000 and Mr. Perez—$76,555. These amounts are included in the dollar amounts shown in the "Restricted Stock Units" column of the table for the respective fiscal years. Mr. Denver's base salary was calculated, in part, by using the currency exchange rate in effect on July 31, 2006 of 0.7663 U.S. dollars to one Australian dollar for that portion of his salary paid in Australian dollars. (See Compensation Committee Report on Executive Compensation in Fiscal 2006—The Management Stock Purchase Plan for information about the Management Plan.)

(b)
Annual bonuses are determined by a formula based on the Company's return on equity. See Compensation Committee Report on Executive Compensation in Fiscal 2006—Annual Incentive Bonuses. The dollar amounts in this column do not include amounts of bonuses that the Named Executive Officers elected to receive in the form of restricted stock units under the Management Plan, as follows: in fiscal 2004, Mr. Wilson—$198,705, Mr. Stevens—$250,226, and Mr. Denver—$127,925; and in fiscal 2005, Mr. Krasnoff—$632,626, Mr. Wilson—$224,768, Mr. Stevens—$247,651, and Mr. Perez—$117,189, and in fiscal 2006, Mr. Wilson—$115,438, Mr. Stevens—$178,085, and Mr. Perez—$51,680. These amounts are included in the dollar amounts shown in the "Restricted Stock Units" column of the table for the respective fiscal years.

(c)
Includes $88,417 paid to Mr. Wilson during fiscal 2004 as a relocation bonus in connection with the change of his residence from the United Kingdom to the United States at the Company's request. In fiscal 2005, consists of a car allowance of $18,720, a housing allowance of $17,746 and personal family travel of $33,380. In fiscal 2006, consists of a car allowance of $18,720, a housing allowance of $17,746, personal family travel of $29,474 and tax and legal advice of $10,719.

(d)
Each dollar amount in this column for a fiscal year is the sum of (1) the amount shown in footnote (a) of the Named Executive Officer's salary for the same fiscal year which he or she elected to receive in the form of restricted stock units under the Management Plan, (2) the amount of his or her bonus shown in footnote (b) for the same fiscal year which he or she elected to receive in the form of restricted stock units under the Management Plan, (3) the aggregate of the dollar values on the dates of grant (based on the closing prices for a share of Common Stock on those dates) of additional restricted stock units awarded to such Named Executive Officer under the Management Plan during the same fiscal year as matching units for units he or she purchased, and as dividend equivalent units on all of his or her restricted stock units outstanding on the payment dates of dividends on the Common Stock, and (4) the dollar value on the date of grant (based on the closing price for a share of Common Stock on that date) of the restricted stock units granted to such Named Executive Officer under the Stock Plan and dividend equivalent units thereon. The aggregate number of restricted stock units held by each Named Executive Officer at July 31, 2006, the Company's fiscal 2006 year-end (exclusive of units purchased by officers with after-tax dollars), and the value of such units (based on the $26.08 closing price of a share of Common Stock on July 31, 2006) were as follows: Mr. Krasnoff—144,220 units ($3,761,264); Mr. Wilson—72,402 units ($1,888,251); Mr. Stevens—90,229 units ($2,353,164); Mr. Denver—40,656 units ($1,060,315); Ms. McDermott—16,609 units ($433,166); and Mr. Perez—43,065 units ($1,123,125).

(e)
Includes amounts which, under regulations of the Securities and Exchange Commission, are deemed to be compensation by reason of interest-free loans made by the Company for the payment of the exercise price of options under the Company's employee stock option plans (see Indebtedness of Executive Officers and Directors under Stock Option Plans below). Such amounts in fiscal 2006, computed under rates prescribed by the Internal Revenue Service to determine "imputed interest" (the blended rate for January 2006 and July 2006 of 4.71%), were as follows: Mr. Stevens—$6,274 and Mr. Perez—$9,885. Also includes employer contributions under the Company's Profit Sharing Plan and Supplementary Profit-Sharing Plan, which contributions in fiscal 2006 were as follows: Mr. Krasnoff—$36,140, Mr. Wilson—$16,192, Mr. Stevens—$15,104, Mr. Denver—$1,184, Mr. Perez—$6,571, and Ms. McDermott—$5,273. Since these two Plans are on a calendar year basis, the above contributions are the anticipated contributions to these Plans, based on current fiscal year compensation and the prior calendar year contribution percentages.

(f)
The employment contract between the Company and Mr. Denver dated May 1, 2003 was terminated effective December 1, 2006 and Mr. Denver resigned as a Senior Vice President of the Company effective August 31, 2005. (See Contracts with Named Executive Officers.)

(g)
Ms. McDermott was elected Chief Financial Officer and Treasurer on January 19, 2006.

Options

        The following tables set forth information concerning grants of stock options to, and exercises of stock options by, the Named Executive Officers during fiscal 2006, and the number and value of unexercised options held by each of them at July 31, 2006:

Option Grants in Last Fiscal Year

					Potential realizable value at assumed annual rates of stock price appreciation for option term (7 years) (3)
	Individual grants
	Number of securities underlying options granted(1)	% of total options granted to employees in fiscal year
Name			Exercise price(2)	Expiration date
					5%	10%
Eric Krasnoff	95,000	22.6%	$28.68	01/19/13	$1,109,186	$2,584,875
Marcus Wilson	30,000	7.1%	28.68	01/19/13	350,269	816,276
Donald Stevens	27,000	6.4%	28.68	01/19/13	315,242	734,649
Andrew Denver	-0-	-0-	28.68	01/19/13	-0-	-0-
Roberto Perez	12,500	3.0%	28.33	08/29/12	144,164	335,964
Roberto Perez	27,000	6.4%	28.68	01/19/13	315,242	734,649
Lisa McDermott	18,000	4.3%	28.68	01/19/13	210,162	489,766

(1)
All options were granted under the 2005 Stock Compensation Plan and generally become exercisable with respect to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of grant. The options become immediately and fully exercisable upon a change in control. In addition, Mr. Krasnoff's options become exercisable immediately upon certain terminations of his employment (see Contracts with Named Executive Officers).

(2)
Fair market value of a share of the Company's Common Stock on the date of grant.

(3)
The 5% and 10% rates of appreciation were set by the Commission and are not intended to forecast future appreciation, if any, of our securities.

Aggregated Option Exercises in Last Fiscal
Year and Fiscal Year-End Option Values

			Number of securities underlying unexercised options at fiscal year-end		Value of unexercised in-the-money options at fiscal year-end(2)
	Shares acquired on exercise(#)
Name		Value realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric Krasnoff	-0-	-0-	352,250	215,750	$2,195,775	$492,525
Marcus Wilson	-0-	-0-	107,500	80,000	639,356	182,806
Donald Stevens	-0-	-0-	72,698	73,500	423,001	178,625
Andrew Denver	-0-	-0-	22,125	9,625	164,206	95,769
Roberto Perez	9,375	$81,390	1,875	59,750	-0-	77,111
Lisa McDermott	-0-	-0-	2,525	21,725	19,154	19,154

(1)
Value realized is the aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

(2)
Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the closing price on July 31, 2006, which was $26.08 per share) and the aggregate exercise price for such shares.

Contracts with Named Executive Officers

        The Company has an employment contract with each of Messrs. Krasnoff, Wilson, Stevens, Perez, and Denver and Ms. McDermott. Each of these contracts provides for annual base salaries equal to the greater of (i) the base salary for the preceding fiscal year adjusted for the annual change in the Consumer Price Index (the "CPI") or (ii) an amount fixed by the board of directors (which acts for this purpose by its compensation committee, consisting entirely of independent directors). The base salaries payable for fiscal 2007, as fixed by the compensation committee, are as follows: Mr. Krasnoff—$862,090; Mr. Wilson—$511,340; Mr. Stevens—$507,110; Mr. Perez—$335,960 and Ms. McDermott—$348,640. These contracts also provide for annual incentive bonuses determined by a formula under which a bonus equal in amount to a percentage of base salary becomes payable if the Company's return on equity (after-tax consolidated net income, as defined, as a percentage of average shareholders' equity, as defined) exceeds a certain percentage; the bonus increases to reflect increases in return on equity up to a maximum bonus payable when return on equity equals or exceeds a certain percentage. See Compensation Committee Report on Executive Compensation in Fiscal 2006—Annual Incentive Bonuses.

        The employment contracts of Messrs. Krasnoff, Wilson, Stevens and Perez are for a term of employment which continues until terminated by either party on not less than two years' notice, and unless the parties agree otherwise, the term of employment ends at age 65. The employment contract of Ms. McDermott is for a term of employment which continues until terminated by either party on not less than one year's notice, and unless the parties agree otherwise, the term of employment ends at age 65. In addition, Mr. Krasnoff has the right to terminate his employment on not less than 30 days' notice if at any time he no longer has the title, authority and duties of chief executive officer. Under each of these six employment contracts, in the event of a "change in control" of the Company (as defined), the officer has the right to terminate his or her employment effective immediately or effective on a date specified in his or her notice of termination that is not more than one year from the date of giving of such notice. Upon any such termination, the officer would be entitled to his or her salary and bonus compensation prorated to the effective date of termination. In addition, in the event of termination of Mr. Krasnoff's contract (i) by Mr. Krasnoff because he is no longer chief executive officer or in the event of a change in control of the Company or (ii) by the Company on notice as described in the first sentence of this paragraph, Mr. Krasnoff would become entitled to severance pay. In the event that Mr. Wilson terminates his employment following a change in control he would become entitled to severance pay. The amount of the severance pay to Mr. Krasnoff and Mr. Wilson would be the present value, determined as of the date on which the term of employment ends as specified in the notice of termination of the contract, of (i) the base salary that would have been paid to him during the 24-month period following the end of the term of employment, at the rate of his base salary immediately prior to the end of term of employment (the "Base Salary Severance Component") plus (ii) an amount equal to the Base Salary Severance Component multiplied by the maximum bonus percentage specified in his employment contract (currently 150% as to Mr. Krasnoff and 112.5% as to Mr. Wilson).

        The contract with Mr. Krasnoff also provides for an "annual contract pension" beginning at the end of the term of employment and continuing for a term of ten years in an annual amount equal to 60% of "Final Pay" (as defined) less the maximum pension payable under a qualified pension plan in accordance with Section 415 of the Internal Revenue Code, currently $175,000 a year. Final Pay is defined as the average of Mr. Krasnoff's cash compensation (base salary plus incentive compensation and any other bonus payments) for the three years in which his compensation was highest out of the five years preceding the end of his employment with the Company. Based on fiscal years through fiscal 2006, Final Pay for the purpose of determining the amount of Mr. Krasnoff's annual contract pension would be $1,603,604. After the first year, the annual contract pension is adjusted annually for inflation. Mr. Krasnoff's annual contract pension is payable in monthly installments but by virtue of Section 409A of the Internal Revenue Code payment of the first six installments may have to be delayed to the date six months after the end of the term of employment, in which event those six installments would be paid at the end of the six-month period in a lump sum with interest. The contract with Mr. Krasnoff also provides for lifetime medical coverage for him and his spouse and minor children, consisting of the same coverage and benefits as are provided under the hospitalization, medical and dental plans maintained by the Company for its U.S. employees who are not covered by a collective bargaining agreement. Also, at the start of the 30-day period preceding the end of the term of employment under

Mr. Krasnoff's contract, the exercisability of any employee stock options that are not yet fully vested is accelerated and such options can be exercised in full during such 30-day period and thereafter until they expire by their terms.

        Mr. Denver resigned as a Senior Vice President of the Company effective August 31, 2005. After that date and until the termination date of December 1, 2006 under his employment contract, Mr. Denver must make himself available for assistance to the Company when reasonably requested by the Company but otherwise has no required duties or required assignment and he is permitted to engage in outside business activities provided that they are compliant with the non-compete and confidentiality provisions of his employment contract. Mr. Denver's base salary for the fiscal year ending July 31, 2007 will be at the annual rate of $463,921, which will be pro-rated to December 1, 2006, the termination date of his employment contract. This reflects an increase by the same percentage increase of the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics for New York- Northern N.J.-Long Island, NY-NJ-CT-PA from the month of June 2005 to the month of June 2006. Pursuant to the June 21, 2005 amendment of the employment contract, Mr. Denver will be entitled to a bonus in accordance with the terms of his employment contract and the Executive Incentive Bonus Plan, in the maximum amount of 50% of his base salary, for fiscal 2006 but not for fiscal 2007.

Pension Benefits

        Under the Company's Supplementary Pension Plan (which is not a qualified plan under the Internal Revenue Code), pension benefits are provided to certain employees, including five of the Named Executive Officers—Messrs. Krasnoff, Wilson, Stevens and Perez and Ms. McDermott. The Supplementary Pension Plan provides lifetime pension payments which, when added to primary Social Security benefits and assumed straight-life-annuity payments from the Company's tax-qualified cash balance pension plan, will on an annual basis equal 50% of a participant's "Final Average Compensation," which is defined as the average of the three highest of the participant's last five years of cash compensation (salary and bonus). If a participant vested under the Supplementary Pension Plan dies before retirement, his or her surviving spouse receives a lifetime pension equal to 50% of the straight-life-annuity pension which the participant would have been entitled to receive upon retirement. Currently, final average compensation (based on fiscal years through fiscal 2006) for the Named Executive Officers would be as follows: Mr. Krasnoff—$1,603,604; Mr. Wilson—$785,214; Mr. Stevens—$782,202; Mr. Perez—$483,390; and Ms. McDermott—$400,875. Ms. McDermott's final average compensation noted in the preceding sentence is based on two years of cash compensation, since she was a member of the plan for less than three years.

Benefits Protection Trust

        The Company has established a Benefits Protection Trust to which it makes voluntary contributions to fund, inter alia, the Company's obligations under the

Supplementary Pension Plan and the Supplementary Profit-Sharing Plan (see Compensation Committee Report on Executive Compensation in Fiscal 2006—Supplementary Profit-Sharing and Pension Plans), any severance pay which becomes payable to Mr. Krasnoff or Mr. Wilson under their employment contracts described above and the Company's obligation to pay the annual contract pension provided for under Mr. Krasnoff's employment agreement described above. In the event of a "change in control" of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy the abovementioned obligations. The balance in the Benefits Protection Trust at the end of fiscal 2006 was $57,749,490.

Indebtedness of Executive Officers and Directors under Stock Option Plans

        Under options granted to executive officers and directors under the Company's stock option plans prior to July 30, 2002 (the date of enactment of the Sarbanes-Oxley Act of 2002), optionees could elect to defer payment of the purchase price of the Common Stock upon their exercise of options and thereby became indebted to the Company for the deferred amounts. The following table sets forth certain information with respect to all executive officers and directors who were indebted to the Company under the stock option plans in an amount in excess of $60,000 at any time from the start of the Company's 2006 fiscal year (August 1, 2005) to September 26, 2006. The second column of the table shows the largest amount of indebtedness outstanding during that period by each of such executive officers and directors, and the last column shows the principal amount outstanding as of September 26, 2006. All of the indebtedness shown in the table is non-interest-bearing (see footnote (e) to the Summary Compensation Table above) and payable on demand.

	Amount of indebtedness
	Largest	September 26, 2006
Heywood Shelley	$120,400	-0-
Donald Stevens	$131,390	$131,390
James D. Watson	$292,500	-0-

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION IN FISCAL YEAR 2006

        The compensation committee of the board of directors has the power and duty under the Company's by-laws and its corporate governance policy to fix the compensation of the Company's "elected officers"—that is, the officers at or above the rank of group vice president plus the corporate secretary and the treasurer. During fiscal year 2006, the Company had six U.S.-based elected officers, one Europe-based elected officer, and one Asia-based Named Executive Officer. The compensation committee also has the power and duty to approve the making of employment contracts between the Company and the elected officers and to administer the Company's Management Stock Purchase Plan, the Executive Incentive Bonus Plan and (with respect to all aspects of awards which are made to elected officers) the Stock Compensation Plan.

        The Company's compensation program for executive officers consists of four parts:

  1.
  base salaries;

  2.
  annual incentive bonuses;

  3.
  stock-based compensation; and

  4.
  supplementary profit-sharing and pension plans.

        The program is based on the Company's overall philosophy of providing a balanced, competitive total compensation package. We on the compensation committee believe that such a program enables the Company to attract and retain highly qualified professionals, and to reward sustained corporate performance, with the attendant benefit to shareholders.

Base Salaries

        The compensation committee's policy on base salaries for elected officers in fiscal 2006 was to target base salaries at the median, or 50th percentile, of salaries paid to officers with comparable job descriptions at fifteen manufacturing and general industry companies of similar size to the Company, some, but not all, of which are included in Standard & Poor's Industrial Machinery Index (see Performance Graph). A base salary which varies significantly from the median should reflect specific differences in the role and responsibilities of a particular position, as well as an individual's job experience and/or performance.

        The Company retained Watson Wyatt Worldwide ("Watson Wyatt"), an independent executive compensation consultant, to evaluate the cash compensation levels of the Company's elected officers for the 2006 fiscal year—salary, bonus and total salary and bonus. Watson Wyatt has made detailed evaluations biennially since 1994, utilizing published compensation survey data to assess the Company's compensation competitiveness relative to identified companies. In addition to the biennial evaluations of cash compensation, Watson Wyatt has produced other reports evaluating long-term incentive compensation and total compensation (cash and equity)

that the compensation committee has used in setting compensation. Watson Wyatt has also been requested from time to time to benchmark established compensation in order to determine current competitiveness in the marketplace.

        The Watson Wyatt surveys are submitted to the compensation committee and to the chief executive officer of the Company, who makes salary recommendations to the committee for all elected officers other than himself. Watson Wyatt estimated, in its report dated July 17, 2006, that in fiscal year 2006, only one out of the six of the Company's elected officers had a base salary which exceeded the marketplace median by more than 15%. Watson Wyatt considers compensation within plus or minus 15% of the marketplace median to approximate competitive norms for base salaries.

        Employment contracts with executive officers call for minimum annual increases in base salaries equal to the June-to-June percentage increase in the CPI. For fiscal 2006, this minimum mandatory increase was 2.2%, based on the CPI increase from June 2004 to June 2005. With the CPI increase as a floor, the compensation committee adjusted base salaries for fiscal 2006, as it does each year, to reflect individual performance for the past year, internal relationships and marketplace practices as shown by data supplied by Watson Wyatt. Base salary increases for the elected officers and for one Asia-based Named Executive Officer in fiscal 2006 ranged from 2.5% to 10% for one executive officer who had assumed additional legal functions in addition to corporate secretarial and compliance functions upon her promotion to senior vice president and general counsel.

Annual Incentive Bonuses

        In fiscal year 2006, the 2004 Executive Incentive Bonus Plan (the "Bonus Plan") was the principal means by which the total cash compensation of the Company's elected officers was tied to the Company's financial performance. The Bonus Plan was approved by the Company's shareholders at their annual meeting held on November 19, 2003 and amended by the board of directors acting by its compensation committee on July 19, 2005 and January 18, 2006. The Company's bonus philosophy for fiscal 2006 was to provide total cash compensation (base salary plus annual bonus) at the marketplace 75th percentile when maximum bonuses were earned and at the marketplace 50th percentile when midpoint bonuses (50% of maximum) were earned.

        The impetus for the Bonus Plan was section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation of a Named Executive Officer (the chief executive officer and the next four most highly compensated officers) is not deductible by a corporation for federal income tax purposes to the extent that such officer's compensation exceeds $1,000,000 for any fiscal year. However, "performance-based compensation" that meets certain requirements of section 162(m) and the regulations thereunder is exempt from the $1,000,000 limitation on deductibility for tax purposes. See $1,000,000 Limit on Deductible Compensation below.

        The Bonus Plan covers those senior corporate officers of the Company who have employment agreements with the Company which provide that the officer is eligible to receive annual bonuses under the Bonus Plan. During fiscal 2006, there were thirty-one corporate officers participating in the Bonus Plan, consisting of the Company's chairman and chief executive officer, its president, its chief financial officer and treasurer, its chief operating officer, its general counsel and corporate secretary, two group vice presidents, seven senior vice presidents, including the Asia-based Named Executive Officer, and seventeen vice presidents. In the future, officers who are promoted or hired to these positions will be eligible to receive annual bonuses under the Bonus Plan.

        The first element for determining the amount of the bonus payable to an executive for a fiscal year under the Bonus Plan is the executive's "Target Bonus Percentage" which is the maximum bonus payable to that executive for the year, expressed as a percentage of his or her base salary. Such percentage is specified in the executive's employment agreement. The Target Bonus Percentages for fiscal year 2006 were 150% for the chairman and chief executive officer, 112.5% for the president, and 105% for each of the chief operating officer, chief financial officer and treasurer, general counsel and corporate secretary, and 40% for one group vice president. These percentages were first fixed for fiscal 2003 in response to the biennial Watson Wyatt report issued in July 2002, which indicated that the competitiveness of the total cash compensation of the Company's executive officers declined between fiscal 2000 and fiscal 2002, and the committee has not changed them as the Company's bonus policy continues to be successfully implemented. In addition, the Target Bonus Percentage for one U.S.-based group vice president who was in charge of a particular segment of the Company's business was up to a maximum of 42% of base salary. This executive was entitled to an additional "business segment" bonus of up to 63% of base salary as described below. The Target Bonus Percentage for one senior vice president who was a Named Executive Officer in charge of a particular segment of the Company's business was up to a maximum of 20% of base salary and this executive was entitled to an additional business segment bonus of up to 30% of base salary as described below. Business segment bonuses are not calculable or payable under the Bonus Plan. The above executives were the only Named Executive Officers who had business segment bonuses in fiscal 2006.

        The base salaries for fiscal 2006 of the six Named Executive Officers are shown in the Summary Compensation Table above (see the "Salary" column and the footnote thereto). Employment agreements with executive officers may be amended or replaced from time to time, with the approval of the compensation committee in the case of elected officers. Thus, both the amount of annual base salaries and any amendments to employment agreements with elected officers, including Target Bonus Percentages therein, require approval of the compensation committee. However, the Bonus Plan provides that the amount of the bonus otherwise payable under the Plan to any executive for any fiscal year may not exceed the lesser of $2,000,000 and 150% of the executive's base salary for the year.

        The second element for determining bonus amounts under the Bonus Plan is the establishment by the compensation committee for each fiscal year of a "Minimum R.O.E. Target," a "Maximum R.O.E. Target" and, in some fiscal years, appropriate intermediate R.O.E. targets. The Minimum R.O.E. Target for a fiscal year is the "Return on Equity" (as defined below) that must be exceeded in order for any bonus to be paid to each executive for that year. The Maximum R.O.E. Target means the Return on Equity that must be achieved in order for each executive to receive his or her maximum bonus, equal to the Target Bonus Percentage specified in his or her employment agreement. In August 2005, the compensation committee fixed the Minimum R.O.E. Target for fiscal 2006 at 12.0%, and the Maximum R.O.E. Target at 16.5% using an estimated shareholder equity number. By unanimous written consent the compensation committee revised the R.O.E. targets upwards to reflect the actual equity number, so that the committee fixed the Minimum R.O.E. Target for fiscal 2006 at 12.3% and the Maximum R.O.E. Target at 16.8%. The Maximum R.O.E. Target equated to earnings per share of $1.62.

        "Return on Equity" means the percentage determined by dividing "Net Earnings" for a fiscal year by "Average Equity" for that year. Net Earnings for any fiscal year is the after-tax consolidated net earnings of the Company and its subsidiaries, either (i) as certified by the Company's independent auditors for inclusion in the annual report to shareholders ("annual report") for such year or (ii) as reported to such auditors by the chief financial officer of the Company at a meeting of the Company's audit committee, held prior to the date on which the Company's annual report on Form 10-K for such year is filed with the U.S. Securities and Exchange Commission, and accepted by the auditors at such meeting (including any adjournment thereof) subject only to events occurring after that meeting and prior to the auditors' written certification of the financial statements for the year, but in either case adjusted so as to eliminate the effects of (I) any decreases in or changes to earnings for (a) the translational effect of foreign currency exchange rates, (b) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, (c) the cumulative effect of any accounting changes, and (d) any "extraordinary items" as determined under generally accepted accounting principles, to the extent such decreases or charges referred to in clauses (a) through (d) are separately disclosed in the Company's annual report for the year and (II) any increase in earnings for the translational effect of foreign currency exchange rates.

        Average Equity for any fiscal year means the average of shareholders' equity as shown in the annual report in the fiscal year-end consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and as of the end of the immediately preceding fiscal year, except that any amounts shown on those balance sheets as "accumulated other comprehensive" income or loss are disregarded.

        The compensation committee may reduce the amount of the bonus otherwise payable to any executive in accordance with the formula described in the preceding paragraphs

  •
  to reflect any decreases in or charges to earnings that were eliminated in determining Net Earnings for the year pursuant to clause (a), (b), (c) or (d) in the definition of Net Earnings above,

  •
  to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year,

  •
  to reflect the committee's evaluation of the executive's individual performance, or

  •
  to reflect any other events, circumstances or factors that the committee believes to be appropriate in determining the amount of the bonus to be paid to that executive for the year.

        Based upon salary and the amounts of bonus determined in accordance with the Bonus Plan formula described above, after any committee reduction, the compensation committee determines the Named Executive Officers for the fiscal year. The compensation committee may also increase the amount of the bonus otherwise payable to any executive who is not a Named Executive Officer to reflect the committee's evaluation of the executive's individual performance, or to reflect such other circumstances or factors as the committee believes to be appropriate in determining the amount of the bonus to be paid to that executive for the year. The committee does not, however, have discretion to increase the amount of the bonus payable to any Named Executive Officer above the amount of bonus determined in accordance with the Bonus Plan formula described above.

        The business segment component of a bonus is designed to tie an officer's compensation in part to the performance of the business segment for which such officer is responsible. For fiscal 2006, the maximum business segment bonus was equal to 63% of base salary for the one U.S.-based group vice president, and 30% of base salary for the one overseas-based senior vice president. Subject to these maximums, the chief executive officer has discretion to determine the amount of the business segment component of the incentive bonus for each executive officer having responsibility for a particular business segment. In the exercise of that discretion, Mr. Krasnoff establishes annually, for each business segment, the dollar amount of profit below which no business segment bonus is earned (the bonus threshold) and the dollar amount of profit at which the maximum business segment bonus is earned. If the profits achieved by the officer's business segment exceed the bonus threshold but are less than the amount at which the officer becomes entitled to a maximum bonus, the bonus amount is determined pro rata, on a sliding scale.

        With respect to the one U.S.-based group vice president whose fiscal 2006 bonus was based in part on a business segment component, the maximum bonus based on Return on Equity was 42% of base salary, and the maximum bonus based on business segment performance was 63% of base salary, so that the aggregate maximum bonus of this officer was 105% of his base salary. With respect to the one overseas-based senior vice president whose fiscal 2006 bonus was based in part on a business segment component, the maximum bonus based on Return on Equity was 20% of his base salary, and the maximum bonus based on business segment performance was 30%, so that the aggregate maximum bonus of this overseas-based officer was 50% of his base salary.

        The Company's bonus policy for fiscal 2006 was structured with the intent that (i) a bonus based exclusively on Return on Equity equal to 12.3% would result in total cash compensation (base salary plus annual bonus) at the marketplace median, and (ii) a bonus based exclusively on the Maximum R.O.E. Target (16.8%) would result in total cash compensation which approximated the marketplace 75th percentile.

        Bonuses for the Named Executive Officers for fiscal 2006 computed exclusively under the Bonus Plan formula described above, resulting from fiscal 2006 Return on Equity of 15.48%, as determined by the compensation committee in accordance with the Bonus Plan, were 106.1% of base salary for Mr. Krasnoff, 79.5% of base salary for Mr. Wilson, 74.2% of base salary for Mr. Stevens, 74.2% of base salary for Ms. McDermott prorated from the date of her promotion to chief financial officer and treasurer, 65.0% of base salary for Mr. Perez, and 36.0% of base salary for Mr. Denver. For further information regarding Mr. Krasnoff's bonus, see Discussion of Fiscal 2006 Compensation of the Chief Executive Officer below.

        Overall, based upon Watson Wyatt's July 2006 report, the Company's midpoint total cash compensation (base salary plus midpoint bonus) for elected officers in fiscal 2006 in the aggregate was just below (2%) the marketplace median total cash compensation. Maximum total cash compensation for elected officers in fiscal 2006 (base salary plus maximum bonus) was within 1% of the marketplace 75th percentile for total cash compensation.

Stock-Based Compensation

        The Management Stock Purchase Plan (the "Management Plan") and the 2005 Stock Compensation Plan (the "Stock Plan") were designed to complement the Bonus Plan and to provide long-term stock-based incentive compensation to the Company's executive officers. These plans were based on the concept that stock-based compensation provides executive officers with opportunities for capital accumulation at favorable tax rates, promotes long-term executive retention and, by fostering in executive officers a proprietary interest in the Company, aligns their interests with those of the Company's shareholders.

        The compensation committee requested Watson Wyatt to review the stock-based compensation of the Company's top four executives in advance of the committee's January 2004 meeting. At that meeting, Watson Wyatt presented a report in which it stated its view that the Company's stock option program had become insufficient for providing competitive long-term stock-based incentive compensation, and that stock options may no longer be an optimal means of providing competitive long-term stock-based compensation in light of pending accounting changes, stock ownership objectives and historically low price volatility of the Company's common shares. In preliminary research conducted by Watson Wyatt and from the analysis of the 15-company peer group in the Watson Wyatt January 2004 report, Watson Wyatt had observed that grants of stock options have been declining in the marketplace generally, both in the value of grants (which may be attributed to lower stock prices) and in the number of shares granted. However, in Watson Wyatt's opinion, the Company's option grants might be low even at the currently reduced levels in the marketplace.

        On the other hand, the Company's Management Plan has proven to be an effective way for executives to both build their ownership interest in the Company and increase the value of their long-term incentives. Watson Wyatt also noted that the increase, adopted by the compensation committee effective August 1, 2003, in the number of Company matching units issued to participants in the Management Plan (see below), from one matching unit for each three units purchased by a participant to one matching unit for each two units purchased, should encourage more management participation in the Plan and increase the competitiveness of the Company's long-term incentive value. The compensation committee adopted on July 20, 2004 a further improvement in the matching unit ratio, from the participants' point of view, to one matching unit for each unit purchased by a participant.

        The Stock Plan has also, in the opinion of the compensation committee and Watson Wyatt, provided an important means of improving the value and competitiveness of the Company's long-term stock-based incentive compensation.

        In its report for the January 2004 meeting of the compensation committee, Watson Wyatt recommended that the committee consider, and the committee adopted, a "portfolio approach" to long-term incentive compensation, consisting of different types of equity incentives. A portfolio approach: (1) reduces the number of eligible optionees to approximately 260 persons from approximately 1,000 persons; (2) reduces the portion of long-term incentive value currently being delivered as stock options; (3) replaces a portion of stock options with restricted stock units; (4) tiers the awards of options, decreasing the share of long-term incentive mix at lower levels; (5) improves long-term incentive values for management levels remaining in the long-term incentive program; (6) reduces the term of stock options to seven years; (7) provides for vesting of stock options in four equal, cumulative installments on the first, second, third and fourth anniversaries of their dates of grant, and provides 100% vesting of restricted stock units and matching units under the Management Stock Purchase Plan on the fourth anniversary of their dates of grant; (8) increases the matching units issuable under the Management Stock Purchase Plan to one matching unit for each unit purchased by a plan participant; and (9) increases the share ownership guidelines for all participants in the Management Stock Purchase Plan. Watson Wyatt also prepared a report in January 2005 regarding long-term incentive compensation for fiscal year 2005, updating the proposed grant sizes and marketplace competitiveness. The compensation committee continued to be guided by this portfolio approach in approving long-term incentive compensation for fiscal year 2006.

The Management Stock Purchase Plan

        The purpose of the Management Plan is to encourage key employees of the Company and its subsidiaries to increase their ownership of the Company's common stock. To achieve this purpose, the Management Plan:

  •
  provides key employees with a number of ways to allocate portions of their cash compensation to purchase restricted stock units, each representing the right to receive one common share after vesting, and

  •
  issues additional units to key employees to fully match one-for-one all units they purchase ("matching units") and to credit the dollar amount of dividends paid on the Common Stock during the vesting period ("dividend equivalent units").

        Management Plan participants who are U.S. taxpayers do not realize income for federal income tax purposes when restricted stock units are credited to their Management Plan accounts. Instead, a participant realizes taxable income only when his or her units vest (generally after four years under the Management Plan) and shares of Common Stock are issued to the participant in settlement of his or her vested units. The amount of taxable income is based on the market value of such shares issued to the participant. The Management Plan also allows participants to defer their receipt of Common Stock when their units vest and thereby further defer their realization of income for federal income tax purposes.

        The compensation committee believes that the following substantial benefits accrue to the Company from the Management Plan:

  •
  The Management Plan encourages management personnel to elect to receive all or part of their annual bonuses in the form of restricted stock units, and to acquire additional units through either pre-tax payroll deductions from base salary (up to 50% of base salary) or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with the proprietary interests of its shareholders.

  •
  The Management Plan assists senior management in reaching their target ownership levels set in the Company's Common Stock ownership guidelines (see Common Stock Ownership Guidelines below).

  •
  Since the value of the units represented by the Company's grants of matching units and dividend equivalent units, and the benefits of any appreciation during the vesting period in the Common Stock underlying the units, will generally not be assured to the participant unless he or she is still a Company employee on the date four years from the date of issuance of the units (three years with respect to units credited before August 1, 2003), the Management Plan encourages talented management personnel to remain in the employ of the Company or one of its subsidiaries.

        Information concerning restricted stock units issued under the Management Plan to the Named Executive Officers is included in the Summary Compensation Table above.

        In July 2005, Watson Wyatt, at the request of the compensation committee, produced a report assessing the competitiveness of the total compensation (cash and equity compensation) paid to the Company's strategy group executives, including the Company's chief executive officer, during the 2004 fiscal year. For this purpose, Watson Wyatt researched and selected a peer group of 15 companies which are generally similar in size to the Company, and whose product and/or service lines intersect those of the Company. Watson Wyatt observed in its July 2005 report to the Company that (1) the base salaries of the executives in the strategy group surveyed were all close to the medians of the peer group, the revenues and market values of which are approximately equal to those of the Company, (2) the cash compensation of the executive officers surveyed, consisting of base salary and annual bonuses, is both competitive and sensitive to the Company's performance, as demonstrated by the noticeable volatility of bonuses for fiscal 2002 (when no regular bonus was paid), fiscal 2003 (when the maximum bonus was paid) and fiscal 2004, when approximately 56.07% of the maximum bonus was paid and (3) the portfolio approach to long-term incentives adopted in 2004 has improved Pall's competitiveness in the market. Financial data for the Company and the peer group, other than share prices, used in the Watson Wyatt reports are as of the end of each company's last fiscal year and are obtained from S&P Compustat.

The 2005 Stock Compensation Plan

        The board of directors of the Company adopted the Stock Plan on September 17, 2004, subject to shareholder approval. The Company's shareholders approved the Plan at their annual meeting held on November 17, 2004, which date is the effective date of the Plan. The board of directors amended the Stock Plan on July 19, 2005 to comply with new section §409A added in October 2004 to the Internal Revenue Code of 1986, as amended (the "Code"), and further amended the Stock Plan on January 19, 2006.

        The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Company and its subsidiaries, or to serve as non-employee directors of the Company, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Company, and to provide them with incentives and awards that will motivate their efforts towards the success of the Company and the growth of its business.

        The Stock Plan permits the Company to grant to its employees a variety of Common Stock awards and Common Stock-based compensation (that is, stock options, restricted Common Stock, restricted units, performance Common Stock and performance units). In structuring the Stock Plan, the board's compensation committee sought to provide for a variety of awards that can be administered flexibly. This enables the Company to keep pace with changing developments in management compensation, including changes in the accounting and tax treatment of different forms of equity compensation. The Stock Plan grants to the compensation committee and, in certain circumstances, to the Company's chief executive officer, discretion to establish the terms and restrictions they deem appropriate for particular awards as circumstances warrant.

        Awards under the Stock Plan may be made in the form of stock options, restricted Common Stock, restricted stock units, performance Common Stock and performance units to any employee of the Company or any of its subsidiaries who is expected to make significant contributions to the success of the Company and the growth of its business (an "Eligible Employee"). Eligible Employees are identified by the compensation committee from among the chief executive officer and the other elected officers of the Company, and will be identified by the chief executive officer from among Company employees who are not elected officers. Approximately 310 Company employees (including six elected officers) were identified as "Eligible Employees" for stock awards under the Stock Plan in fiscal 2006.

        To date, the only awards granted or authorized for grant under the Stock Plan have been in the form of restricted stock units, and stock options that do not qualify as incentive stock options (nonqualified options) granted to employees and restricted units ("Annual Award Units") granted to non-employee directors. The compensation committee has no present intention to make awards in the other forms provided for in the Stock Plan.

        An important impetus for the Stock Plan was the Statement of the Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)"), effective for the Company on August 1, 2005. Revised SFAS No. 123(R) provides that a charge to earnings must be made upon the grant of stock options. In preparation for revised SFAS No. 123(R) becoming effective for the Company, the compensation committee decided to reduce substantially the number of stock options granted from the numbers granted in the past. The other forms of stock-based compensation authorized under the Stock Plan—restricted shares and units and performance shares and units—are available to help compensate for the substantially reduced level of option grants.

  Stock Options

        The compensation committee, on the advice of Watson Wyatt, has decided that the periodic grants of options to management under the Stock Plan will occur annually, rather than biennially as in the past under the Company's predecessor stock option plans, all of which were terminated when the Company's shareholders approved the Stock Plan at the 2004 annual meeting on November 17, 2004. The compensation committee may grant stock options under the Stock Plan to Eligible Employees who are elected officers, for the purchase of such number of shares of

Common Stock, and at such times, as the compensation committee may determine. The chief executive officer of the Company may grant options under the Plan to Eligible Employees who are not elected officers, for the purchase of such number of shares and at such times as the chief executive officer may determine, subject to limits set by the compensation committee on the aggregate number of shares to be covered by option grants to all Eligible Employees in the annual broad-based option grants.

        The term during which an option may be exercised will be such period of time as the compensation committee may determine, but not exceeding ten years from the date of grant of the option. The compensation committee has initially determined that the term of options granted under the Stock Plan will be seven years. The compensation committee has the power to change this determination but has no present intention of doing so.

        Each option granted under the Stock Plan will become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such option shall specify. The compensation committee has initially determined that options granted under the Stock Plan will become exercisable (vest) in four equal cumulative installments on each of the first, second, third and fourth anniversaries of the date of grant. The compensation committee has the power to change this determination but has no present intention of doing so.

        The price at which shares may be purchased upon any exercise of an option will be the price per share determined by the compensation committee and specified in the instrument evidencing the grant of such option, but the exercise price per share may not be less than the fair market value of a share determined as of the date of grant of the option.

  Restricted Shares and Restricted Units

        The Stock Plan authorizes the grant of both restricted shares of Common Stock and restricted units which, at the end of a vesting period, are converted into unrestricted shares of Common Stock. The compensation committee has not authorized any awards of restricted shares and has no present intention of doing so. Accordingly, the following description under this caption describes only restricted stock units, including the provisions of the restricted stock units which the compensation committee has granted or authorized for grant prior to the date of this proxy statement. The compensation committee has the power to change those provisions for future grants of restricted stock units but has no present intention of doing so.

        Prior to the time of each grant of restricted units to Eligible Employees, the compensation committee establishes a period of time (the "restricted period") within which the restricted units covered by such grant (and the grantee's right to receive payment with respect to such restricted units) may not be sold, assigned, transferred (other than a transfer to the participant's beneficiary occurring by reason of the participant's death), made subject to a gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. A separate restricted period may be prescribed for any specified portion of the restricted units granted pursuant to any award.

        At the date of this proxy statement, the restricted period established by the compensation committee for restricted units is four years beginning on the date of grant and ending on the fourth anniversary of the date of grant.

        Until the restrictions applicable to the restricted units credited upon grant to any such account lapse, additional restricted units will be credited to such account with respect to the restricted units so credited, as of each date on which the Company pays a dividend on its Common Stock ("dividend equivalent units"). The number of additional restricted units to be credited is determined by first multiplying (A) the total number of restricted units (including any previously credited dividend equivalent units) standing to the participant's credit in such account on the day immediately preceding the dividend payment date, by (B) the per-share dollar amount of the dividend paid on such dividend payment date, and then by dividing the resulting amount by the closing price of a share of the Company's common stock, as reported by New York Stock Exchange composite transactions, on the dividend payment date.

        When the restricted period expires for restricted units granted to a Stock Plan participant under the Plan, the restrictions applicable to such restricted units will lapse, the units will vest and payment with respect to such restricted units (including any related dividend equivalent units) will be made:

  (A)
  (1) by the issuance and delivery to the Stock Plan participant of a stock certificate for a number of shares of Common Stock equal to the number of whole restricted units including related dividend equivalent units, with respect to which the applicable restrictions have lapsed, and (2) by payment in cash for any fractional restricted unit payable.

  (B)
  Alternatively, if the Notice of Grant evidencing a grant of restricted units so permits, payment with respect to any part or all of an Eligible Employee's restricted units (including related dividend equivalent units) may be deferred, at the Eligible Employee's election, upon such terms and conditions as are specified in the Notice of Grant and allowed by applicable law including the Internal Revenue Code.

        Although the Stock Plan allows the granting of restricted units payable in cash rather than in stock, payment with respect to all whole restricted units authorized for grant to date under the Plan will be made solely in Common Stock, as described in subparagraph (A) above. The compensation committee has no present intention of authorizing the grant of restricted units payable in cash.

Common Stock Ownership Guidelines

        In the current corporate governance environment, shareholders of public companies are giving increased attention to executives' ownership interests in their companies. Watson Wyatt research shows that higher executive stock ownership correlates with higher company financial performance. Accordingly, the compensation committee has established Common Stock ownership guidelines for the Company's officers and other key employees. The current target ownership levels are 500% of base salary for the chairman and chief executive officer, 300% of base salary for the other four Named Executive Officers still in office and any other executive officer of the Company whose base salary exceeds $300,000 per annum, and 150% of base salary for any other executive officer of the Company whose base salary exceeds $150,000 per annum. Target ownership levels of Common Stock for other officers and key employees have been established based on annual base salary ranges. The compensation committee has set July 31, 2007 as the date for participants who began participating in the Management Plan at its inception in 1999 to reach 100% of their target ownership levels, which had been increased in September 2004. Those who began participating in the Management Plan after its inception have six years from the dates of their becoming participants to reach 100% of their further increased target ownership levels.

        A person's base salary includes, for purposes of the stock ownership guidelines, the amount of salary that he or she elected to receive in the form of restricted stock units under the Management Plan. In calculating the number of shares of Common Stock owned by an employee for purposes of the stock ownership guidelines, each restricted stock unit held for the account of that employee under the Management Plan or the Stock Plan is counted as one share.

        Mr. Krasnoff currently has a pecuniary interest in a total of 789,304 shares of Common Stock for purposes of the guidelines, consisting of 63,836 common shares and 568,000 shares issuable upon vesting and conversion of 157,468 restricted stock units issued under the Management Plan and the Stock Plan. On July 31, 2006, these 789,304 shares were worth $20,585,048 in the aggregate, based on the closing price on that date ($26.08) of a share of the Company's Common Stock for New York Stock Exchange composite transactions. This is equal to approximately 2,500% of Mr. Krasnoff's fiscal 2006 base salary ($816,036.)

Supplementary Profit-Sharing and Pension Plans

        In addition to providing tax-qualified profit-sharing and pension plans for its employees including executive officers, the Company also maintains non-tax-qualified supplementary plans and arrangements for executive officers. The Supplementary Profit-Sharing Plan provides an annual benefit to U.S.-based executives with respect to annual cash compensation in excess of the maximum compensation that, under the Internal Revenue Code, can be taken into account for the Company's tax-qualified Profit-Sharing Plan. An executive officer's annual benefit under the Supplementary Profit-Sharing Plan is the product of (1) such excess annual compensation and (2) the ratio, for the year, of the Company's aggregate contributions under the Profit-Sharing Plan to the aggregate compensation (as limited by the Code) of all qualified Profit-Sharing Plan participants. Also, the Supplementary Profit-Sharing Plan credits each participant with earnings on his or her account balance based on their investment elections among the available mutual funds. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified Profit-Sharing Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. The Company's annual contributions to the Profit-Sharing Plan and the Supplementary Profit-Sharing Plan for the benefit of the Named Executive Officers are included in the column "All Other Compensation" in the Summary Compensation Table above.

        The supplementary pension plan arrangements for executive officers are described above under the caption Pension Benefits. The purpose of these supplementary arrangements is to assure executives a specified level of retirement benefit over and above what would be payable under the Company's Cash Balance Pension Plan, which is a tax-qualified plan.

Discussion of Fiscal 2006 Compensation of the Chief Executive Officer

        Mr. Krasnoff's base salary for fiscal 2006 was $816,036, reflecting an increase of approximately 2.5% over his 2005 base salary ($795,756) in accordance with the terms of his employment contract and the compensation committee's determination regarding his individual performance. Based on Watson Wyatt's prior recommendation in its 2004 biennial evaluation, Mr. Krasnoff's maximum annual incentive bonus for fiscal 2006 was 150% of his base salary. By reason of actual fiscal 2006 Return on Equity of 15.48%, as determined by the compensation committee in accordance with the Bonus Plan, Mr. Krasnoff received a fiscal 2006 bonus of $865,815, equal to 106.1% of his base salary for that year. He also received in fiscal 2006 an aggregate of $56,001 of dividend equivalent restricted stock units with respect to units he held under the Management Plan and the Stock Plan based upon Watson Wyatt's 2005 recommendation regarding long-term incentive grant size guidelines.

        Watson Wyatt's most recent biennial report dated July 17, 2006, which analyzed fiscal 2006 executive compensation for the purpose of fixing fiscal 2007 compensation levels indicates that Mr. Krasnoff's fiscal 2006 base salary ($816,036) is approximately 0.7% above the median of the base salaries ($810,698) paid by the 15-company peer group to their chief executive officers. It also indicated that Mr. Krasnoff's fiscal 2006 total cash compensation (defined as base salary plus 50% of the maximum bonus payable to him for fiscal 2006) was $1,428,063, or 2% below the median total cash compensation ($1,457,028) paid by the peer group to their chief executive officers. Mr. Krasnoff's fiscal 2006 maximum target total cash compensation (base salary plus 100% of the maximum bonus payable to him for fiscal 2006) was approximately $2,040,090, or 1.7% below the 75th percentile total cash compensation ($2,074,718) paid by the peer group.

        In addition, in 2005 Watson Wyatt valued the chief executive officer's fiscal 2005 total direct compensation (base salary plus bonus paid plus the three-year average of the present value of long-term incentives) at $3,572,000, or approximately 18% below the median total direct compensation of the chief executive officers of the peer group companies ($4,350,000). Improved long-term incentive grants and matching unit grants under the Management Plan have improved the competitive position of both the chief executive officer's long-term incentives and total direct compensation, but they both continued to lag behind the median of the peer group.

        The factors and criteria upon which Mr. Krasnoff's compensation was based, including the relationship of the Company's performance to his compensation for fiscal 2006, are set forth in the preceding sections of this report and are applicable to the total compensation package of Mr. Krasnoff as well as the other executive officers.

$1,000,000 Limit on Deductible Compensation

        The Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to their senior officers. Under §162(m) of the Code, the Company is not permitted to deduct compensation of a Named Executive Officer (the chief executive officer and the four other most highly paid executive officers) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of "performance-based compensation."

        In light of §162(m), all of the Company's stock plans and its Executive Incentive Bonus Plan have been designed so that compensation thereunder will meet the statutory definition of "performance-based compensation," including complying with the statutory requirement that such plans be approved by shareholders. This has been Company policy and the compensation committee has no intention of changing that policy.

Summary

        We on the compensation committee believe that the total compensation for fiscal 2006 of Mr. Krasnoff and the other executive officers of the Company was fair both to them and to the Company and its shareholders.

        This report by the compensation committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

        The undersigned, being all the members of the compensation committee, submit this report to the Company's shareholders.

Compensation Committee Daniel J. Carroll, Jr. (Chair) Ulric S. Haynes, Jr. Edwin W. Martin, Jr. Edward L. Snyder
October 13, 2006

PERFORMANCE GRAPH

        The following graph compares the annual change in the cumulative total return on the Company's Common Stock during the Company's last five fiscal years with the annual change in the cumulative total return of the Standard & Poor's Composite-500 Index and the Standard & Poor's Industrial Machinery Index (which includes the Company). The graph assumes an investment of $100 on July 31, 2001 (the last day of the Company's 2001 fiscal year) and the reinvestment of all dividends paid during the five fiscal years.

	Jul-01	Jul-02	Jul-03	Jul-04	Jul-05	Jul-06
Pall Corporation	$100	$75	$99	$102	$139	$119
S&P 500	$100	$76	$84	$96	$109	$115
S&P Industrial Machinery	$100	$101	$118	$153	$166	$174
Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

ANNUAL MEETING ADMISSION

        Either an admission ticket or proof of ownership of Pall Corporation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the annual meeting.

        If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.

        If your shares are registered in your name and you received proxy materials electronically via the internet, you will need to print an admission ticket after you vote by clicking on the "Submit" button at the bottom of the screen that provides a summary of your vote. Then click "To print an Admission Ticket for the meeting" on the next screen to print your ticket.

        If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of your ownership of Pall Corporation stock, such as the most recent bank or brokerage account statement, to be admitted to the meeting.

        No cameras, recording equipment or other electronic devices will be permitted in the meeting.

ANNUAL REPORTS AND OTHER MATERIALS

        Copies of the Company's annual reports for the fiscal year ended July 31, 2006, are being furnished with this proxy statement to shareholders of record at the record date for the meeting, as follows: (1) the fiscal 2006 Annual Report to shareholders and (2) the Annual Report on Form 10-K for the fiscal year ended July 31, 2006, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits, as filed with the Securities and Exchange Commission. Copies of exhibits to the Form 10-K will be furnished upon written request to the Vice President, Corporate Communications, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, fax 516-484-3649. The Company reserves the right to charge a reasonable fee for exhibits. Both of these annual reports and this proxy statement are available on the Company's website, www.pall.com. The Annual Report on Form 10-K is also available on the Commission's website at www.sec.gov.

        Copies of the Company's corporate governance policy, codes of conduct, and board committee charters are also available on the Company's website, www.pall.com, or will be furnished upon written request to the Corporate Secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, fax 516-484-5895.

SHAREHOLDER PROPOSALS FOR 2007
ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Materials.

        Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in the Company's proxy materials relating to its 2007 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than June 15, 2007. Such proposals should be delivered to Pall Corporation, Attn: Corporate Secretary, 2200 Northern Boulevard, East Hills, New York 11548.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting.

        The Company's by-laws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the board of directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of Pall Corporation not less than ninety nor more than one hundred twenty days prior to the first anniversary of the preceding year's annual meeting of shareholders. To be timely for the 2007 Annual Meeting of Shareholders, a shareholder's notice must be delivered or mailed to and received by the Company Secretary at the principal executive offices of the Company between July 18 and August 17, 2007. However, in the event that the annual meeting is called for a date that is not within thirty days of the date on which the preceding year's annual meeting of shareholders was held, to be timely, notice by the shareholder must be so received not later than the close of business on the later of the 90th day prior to the annual meeting and the tenth day following the date on which notice of the annual meeting is mailed or a public announcement of the date of the annual meeting is first made by the Company. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as provided above. A shareholder's notice to the Corporate Secretary must set forth the information required by the Company's by-laws with respect to each matter the shareholder proposes to bring before the annual meeting.

        In addition, the proxy solicited by the board of directors for the 2007 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to August 29, 2007 and (ii) any proposal made in accordance with the by-law provisions, if the 2007 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Securities Exchange Act of 1934.

        The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Appendix A

PALL CORPORATION

Director Independence Standards

        In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Pall Corporation ("Pall"). The Board has established the following guidelines to assist it in determining director independence under the New York Stock Exchange rules. Any director who meets the following standards will be deemed independent by the Board:

1.
The Director was not employed by Pall, and no immediate family member of the Director was employed by Pall as an executive officer, within the preceding three years;

2.
The Director was not affiliated with or employed in a professional capacity, and no immediate family member of the Director was affiliated with or employed in a professional capacity by a present or former internal or external auditor, within the preceding three years;

3.
The Director was not employed by, and no immediate family member of the Director was employed as an officer by, any company for which any Pall executive officer served as a member of such company's compensation committee within the preceding three years;

4.
Neither the Director, nor any member of the Director's immediate family received, during any twelve-month period within the last three fiscal years of Pall, direct compensation in excess of $100,000 from Pall other than regular director and committee fees and pension or other deferred compensation for prior services (provided such compensation is not contingent in any way on continued service to Pall);

5.
If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, a company that makes payments to, or receives payments from, Pall for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, the Director is not "independent" until three years after falling below such threshold;

6.
The Director is a partner, principal or counsel in a law firm that provides professional services to Pall where the amount of payments for such services is less than $250,000 for each of the preceding three years;

7.
The Director or any member of his/her immediate family serves as an officer, director or trustee of a charitable organization to which Pall makes contributions and Pall's discretionary contributions to such organization are less than the greater of one percent of such organization's total annual charitable receipts or $250,000, for each of the preceding three years.

        If any relationship exists between Pall and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1

DIRECTIONS TO ANNUAL SHAREHOLDERS' MEETING

NYC
PENN STA.
LGA
107
25A
CEDAR SWAMP RD.
295
25
25A
Exit 34.
NORTHERN BLVD.
278
495
495
QUEENS BLVD.
LIE
Exit 26 New Hyde Pk. Rd.
NO. STATE PKWY.
CROSS ISLAND PKWY.
N
GCP
VAN WYCK EXPWY.
Garden City Hotel
Stewart Ave.
MEADOWBROOK PKWY.
W
678
Exit 19N
Exit 3M,
WANTAGH PKWY.
BELT PKWY.
E
SOUTHERN STATE PKWY.
Franklin Ave.
278
S
JFK
Peninsula Blvd.
27
SUNRISE HWY.

Stewart Ave.
9th St.
Cherry Valley Ave
Hilton Ave.
Franklin Ave.
Garden City Hotel
7th St.
Garden City Station
6th St.
5th St.
Rockaway Ave.
Cathedral Ave.

For door-to-door directions, go to *www.mapquest.com*

The Garden City Hotel
45 Seventh Street
Garden City, NY 11530
(516) 747-3000

By Train:
Long Island Railroad, Hempstead line, to the Garden City Station. The Garden City Hotel is across the street from the station. Please contact the Long Island Railroad Information Center or go to *www.lirr.org* for train schedules on this date.

By Car:
From Midtown Manhattan
Take the Queens Midtown Tunnel to Route 495 (Long Island Expressway) to New Hyde Park Road South (Exit 34). Make a right off ramp to Stewart Avenue (after R.R. crossing–2nd light). Make a left on to Stewart to the hotel.

From LaGuardia Airport
Take Grand Central Parkway (Northern State Parkway) to New Hyde Park Road South (Exit 26) to Stewart Avenue (after R.R. crossing–2nd light). Make a left on to Stewart to the hotel.

From JFK Airport
Take Belt Parkway East to Southern State Parkway (Exit 19N). Make a right on Peninsula Boulevard. Make a left on Franklin Avenue and left on to 7th Street to the hotel.

A-2

3712-PS-06

Annual Meeting Admission Ticket
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

                            2006 Annual Meeting of
                            Pall Corporation Shareholders

                            Wednesday, November 15, 2006,
                            at 11:00 a.m., Eastern time
                            The Garden City Hotel
                            45 Seventh Street
                            Garden City, New York 11530
                            Upon arrival, please present this
                            admission ticket and photo identification
                            at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	123456	C0123456789	12345

☐	Please mark this box with an X if your address has changed and print the new address below.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)	C 1234567890 JNT

A Election of Directors—The Board of Directors recommends a vote FOR the listed nominees.
1. Nominees—three year term:	For	Withhold
01—Daniel J. Carroll, Jr.	☐	☐
02—Eric Krasnoff	☐	☐
03—Dennis N. Longstreet	☐	☐
04—Edward L. Snyder	☐	☐
Nominee—two year term:
05—James D. Watson	☐	☐
B
Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Proposal to de-classify board of directors.	☐	☐	☐
3.	Proposal to ratify the appointment of independent registered public accounting firm.	☐	☐	☐
4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.
MARK BOX AT RIGHT IF A COMMENT HAS BEEN NOTED BELOW. ☐

C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.

NOTE: Please sign below exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy)	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

/ /

        0 1 0 6 2 8 1                5 U P X                C O Y

Admission Ticket

2006 Annual Meeting of
Pall Corporation Shareholders
Wednesday, November 15, 2006,
at 11:00 a.m., Eastern time
The Garden City Hotel
45 Seventh Street
Garden City, New York 11530
Upon arrival, please present this
admission ticket and photo identification
at the registration desk.

RECEIVE 2007 PALL CORPORATION PROXY MATERIALS VIA THE INTERNET!

Do you have access to the Internet? If so, consider receiving next year's Annual Report and proxy materials in electronic rather than printed form. While voting via the Internet, click the box to give your consent and thereby conserve natural resources, as well as significantly reduced printing and mailing costs.

Accessing Pall Corporation's Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

If you do not consent to access Pall Corporation's Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

Annual Meeting of Shareholders—November 15, 2006

The undersigned hereby appoint(s) ERIC KRASNOFF, MARCUS WILSON and HEYWOOD SHELLEY, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the "Company") which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, November 15, 2006, at 11:00 a.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR the proposal to de-classify board of directors and FOR the proposal to ratify the appointment of independent registered public accounting firm. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by Midnight, Eastern Time, on November 15, 2006.
THANK YOU FOR VOTING

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF PALL CORPORATION
TABLE OF CONTENTS
PALL CORPORATION 2200 Northern Boulevard East Hills, New York 11548
PROXY STATEMENT
VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the election of all the below nominees
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2009 Annual Meeting of Shareholders
Nominee for Election to the Board of Directors for a Two-Year Term Expiring at the 2008 Annual Meeting of Shareholders
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2007 Annual Meeting of Shareholders
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2008 Annual Meeting of Shareholders
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
PROPOSAL 2—DECLASSIFY THE ELECTION OF DIRECTORS
The Board of Directors unanimously recommends that shareholders vote FOR Proposal 2 to provide for the annual election of directors
SHAREHOLDER'S SUPPORTING STATEMENT
THE COMPANY'S STATEMENT AND RECOMMENDATION
PROPOSAL 3—RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007
The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2007
BENEFICIAL OWNERSHIP OF COMMON STOCK AND RESTRICTED STOCK UNITS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION IN FISCAL YEAR 2006
PERFORMANCE GRAPH
ANNUAL MEETING ADMISSION
ANNUAL REPORTS AND OTHER MATERIALS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
PALL CORPORATION Director Independence Standards